Item 77. M): Merger

 On October 17, 2008, the Wilmington Multi-Manager Large-Cap Fund ("Large-Cap Fund") acquired all of the assets and liabilities of the Wilmington Fundamentally Weighted Large Company Fund ("Large Company Fund") in exchange for shares of the Large-Cap Fund, pursuant to the agreement and plan of reorganization approved by the Board of Trustees on May 20, 2008and approved by the shareholders of the Large Company Fund on October 17, 2008. The Large-Cap Fund's acquisition of the Large Company Fund was accomplished through the tax-free exchange of the outstanding shares of the Large Company Fund, (1,459,715 Institutional Shares and 1,356 A Shares), on October 17, 2008 (valued at $8,882,355 and $8,250, respectively) for 1,006,489 Institutional Shares and 935 A Shares of the Large-Cap Fund. The net assets and net unrealized depreciation of the Large Company Fund as of the close of business on October 17, 2008 were $8,890,605 and $4,505,674, respectively. Prior to the acquisition on October 17, 2008, the Large-Cap Fund had net assets of $174,760,441. After the acquisition the Large-Cap Fund had net assets of $183,651,046.

Item 77. M): Merger

 On October 17, 2008, the Wilmington Small-Cap Strategy Fund ("Small-Cap Strategy Fund" formerly the Wilmington Multi-Manager Small-Cap Fund) acquired all of the assets and liabilities of the Wilmington Fundamentally Weighted Small Company Fund ("Small Company Fund") in exchange for shares of the Small-Cap Strategy Fund, pursuant to the agreement and plan of reorganization approved by the Board of Trustees on May 20, 2008 and approved by the shareholders of the Small Company Fund on October 17, 2008. The Small-Cap Strategy Fund's acquisition of the Small Company Fund was accomplished through the tax-free exchange of the outstanding shares of the Small Company Fund, (554,961 Institutional Shares and 1,040 A Shares), on October 17, 2008 (valued at $3,350,514 and $6,272 respectively) for 484,061 Institutional Shares and 914 A Shares of the Small-Cap Strategy Fund. The net assets and net unrealized depreciation of the Small Company Fund as of the close of business on October 17, 2008 were $3,356,786 and $1,834,974, respectively. Prior to the acquisition on October 17, 2008, the Small-Cap Strategy Fund had net assets of $61,542,816. After the acquisition the Small-Cap Strategy Fund had net assets of $64,899,602.